CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of RxElite, Inc. on Form S-1, of our audit report dated March 23, 2006 which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” in the Prospectus.

/s/ Eide Bailly LLP

Eide Bailly LLP
877 West Main St., Ste. 800
Boise, ID 83702-5858
March 12, 2008